Exhibit 2.1 - Agreement for Share Exchange and Plan of  Reorganization


                        AGREEMENT FOR SHARE EXCHANGE AND
                        --------------------------------
                             PLAN OF REORGANIZATION
                             ----------------------

     This AGREEMENT FOR SHARE EXCHANGE AND PLAN OF REORGANIZATION ("AGREEMENT") dated as of January 11, 2002 is between WYOMING OIL & MINERALS, INC., a Wyoming corporation ("WYOG"), NEW FRONTIER ENERGY, INC., a Colorado corporation ("NFE"), and MICHAEL HERMAN as the principal shareholder of WYOG (the "Shareholder").

                                    RECITALS:

     WHEREAS, WYOG is engaged in the business of the exploration, development and production of oil and natural gas (the "Business"), and WYOG's common stock is publicly traded on the OTC Bulletin Board; and

     WHEREAS, NFE also engages in the business of the exploration, development and production of oil and natural gas, and WYOG desires to acquire the oil and natural gas properties of NFE to enhance WYOG's Business and to enhance the ability of WYOG to raise additional working capital to expand its business; and

     WHEREAS, subject to the terms and conditions of this Agreement, NFE is willing to exchange 100% of its common stock for shares of WYOG; and

     WHEREAS, the parties intend that the transaction be treated as a "stock-for-stock" tax-free reorganization pursuant to Section 368(a)(1)(B) by application of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, to the extent possible.

     NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:



                                    ARTICLE I
                                  THE EXCHANGE

     1.1 The  Exchange.
     ------------------
     At the Closing (as hereinafter defined), WYOG shall acquire an aggregate of 8,556,923 shares of Common Stock of NFE, which shares represent 100% of the issued and outstanding stock of NFE (the "Exchange"). Consideration to be issued by WYOG for the NFE shares shall be the issuance of 8,556,923 shares of WYOG (the shares of WYOG will be exchanged for the shares of NFE on a one-for-one basis; the "Exchange Shares"), representing approximately 90% of the then-issued Common Stock of WYOG. The Exchange shall take place upon the terms and conditions provided for in this Agreement, the Colorado Business Corporation Act ("Colorado Act") and the Wyoming Statutes. As a result of the Exchange, the NFE shareholders shall own Common Stock of WYOG and NFE will become a wholly owned subsidiary of WYOG. For Federal income tax purposes, it is intended that the Exchange shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2 Exchange of Warrants.
     -------------------------
     Also at the Closing, the parties shall take such action as is required for WYOG to exchange warrants to acquire its common stock for all warrants of NFE outstanding before the Exchange, such warrants of WYOG to have substantially the same terms and conditions as the warrants of NFE.

     1.3 Closing and Effective Time.
     -------------------------------
     Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. The Exchange shall become effective upon the filing of Articles of Share Exchange with the Secretary of State of the State of Colorado or at such later time as is provided in the Articles of Share Exchange (the "Effective Time").

     1.4 Conversion and Cancellation of Shares in the Exchange.
     ----------------------------------------------------------
     As of the Effective Time, by virtue of the Exchange and without any action on the part of WYOG or NFE, each issued and outstanding share of capital stock of NFE which was issued and outstanding before the Exchange shall be converted into the right to receive one share of Common Stock, par value $.01 per share of WYOG, with the result that after the effective time, NFE shall become a wholly owned subsidiary of WYOG. All such converted shares of NFE except one shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. WYOG shall own one share of NFE.

     1.5  NFE's Option to Restructure as Triangular Merger If Unfavorable Tax
     -------------------------------------------------------------------------
     Consequences.
     -------------
     Based on WYOG's representations and warranties contained in this Agreement, NFE believes the transactions contemplated by this Agreement should qualify as "stock-for-stock" tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code. If NFE concludes that, due to WYOG's capital structure or other facts, that the proposed structure as a share exchange does not appear to qualify as a tax-free reorganization, NFE may require, by written notice to WYOG, that the transaction be restructured as a triangular merger or similar structure in order to improve the prospects of qualifying as a tax-free reorganization, in which case WYOG agrees to take all steps reasonably requested by NFE to accomplish such alternative structure. Notwithstanding the foregoing, nothing will require NFE to restructure this transaction and nothing in this section shall change the economics of the transaction for either party.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of NFE.
     ------------------------------------------
     NFE represents and warrants to WYOG as follows:

     (a) Organization,  Standing and Power.
     --------------------------------------
     NFE is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse affect on NFE taken as a whole.

     (b) Capital Structure.
     ----------------------
     The authorized capital stock of NFE consists of 50,000,000 shares of Common Stock, par value $.001 per share and 25,000,000 shares of Preferred Stock, par value $.001 per share. As of the close of business on November 20, 2001, 8,556,923 shares of NFE Common Stock were outstanding; no shares of NFE Common Stock were held by NFE in its treasury, and no shares of NFE Preferred Stock were issued or outstanding. All outstanding shares of NFE Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the issued and outstanding shares of NFE Common Stock were issued in compliance with all Federal and state securities laws. Except as set forth in Schedule 2.1(b), there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from NFE at any time, or upon the happening of any stated event, any shares of the capital stock of NFE, whether or not presently issued or outstanding.

     (c) Certificate of Incorporation, By-Laws, and Minute Books.
     ------------------------------------------------------------
     The copies of the Articles of Incorporation and of the By-Laws of NFE that have been delivered to WYOG are true, correct and complete copies thereof. The minute books of NFE which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of NFE since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

     (d) Authority.
     --------------
     NFE has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of NFE. No other corporate or shareholder proceedings on the part of NFE are necessary to authorize the Exchange, or the other transactions contemplated hereby, except the vote of a majority of the shares of NFE entitled to vote.

     (e) Conflict with Other Agreements; Approvals.
     ----------------------------------------------
     Except as set forth in Schedule 2.1(e), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Articles of Incorporation or By-laws or any organizational document of NFE or, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NFE which Violation would have a material adverse effect on NFE taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to NFE in connection with the execution and delivery of this Agreement by NFE or the consummation by NFE of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on NFE, taken as a whole, except for the filing of Articles of Share Exchange with the Secretary of State of Colorado.

     (f) Financial Statements.
     -------------------------
     NFE has furnished WYOG its unaudited balance sheet as of October 31, 2001 and statements of income, cash flow and shareholders' equity for the two-year period then ended (the "NFE Financial Statements"). The NFE Financials Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of NFE and the changes in its financial position at such date and for such periods and show all material liabilities, absolute or contingent of NFE.

     (g) Books and Records.
     ----------------------
     NFE has made and will make available for inspection by WYOG upon reasonable request all the books of NFE relating to the business of NFE. Such books of NFE have been maintained in the ordinary course of business. All documents furnished to WYOG by NFE are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

     (h) Compliance with Laws.
     -------------------------
     NFE is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

     (i) Absence of Certain Changes or Events.
     -----------------------------------------
     Except as disclosed in Schedule 2.1(i) or except as contemplated by this Agreement, since the date of the NFE Financial Statements, NFE has conducted its business only in the ordinary course, and, as of the date of this Agreement, there has not been (i) any material adverse change, alone or in the aggregate, in the business, assets, liabilities, condition

     (financial  or  otherwise),  results of  operations or prospects of NFE; or
     (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NFE 's capital stock.

     (j) Liabilities and Obligations.
     --------------------------------
     As of the date of this Agreement, NFE does not have any material liabilities or obligations (direct or indirect, contingent or otherwise) except (i) liabilities that are reflected and reserved against in the NFE Financial Statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since October 31, 2001 in the ordinary course of business consistent with past practice and in accordance with this Agreement.

     (k) Litigation.
     ---------------
     There is no suit, action or proceeding pending, or, to the knowledge of NFE, threatened against or affecting NFE or its assets which is reasonably likely to have a material adverse effect on NFE, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NFE having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

     (l) Taxes.
     ----------
     NFE has filed or will file within the time prescribed by law and (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with all other jurisdictions where such filing is required by law or where the failure to file would have a material adverse effect on NFE; and NFE has paid, or has made adequate provision in the NFE Financial Statements, for the payment of all taxes, interest, penalties, assessments or deficiencies shown due and payable on, and with respect to all periods ending prior to October 31, 2001. NFE knows of (i) no other tax returns or reports which are required to be filed which have not been so filed or where the failure to file would have a material adverse effect on NFE and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

     (m) Assets.
     -----------
     NFE has good and marketable title to all its real and personal properties and assets reflected in the NFE Financial Statements, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) as otherwise disclosed in the NFE Financial Statements, (ii) the lien of current taxes not yet due and payable, (iii) properties, interests, and assets disposed of by NFE since October 31, 2001 solely in the ordinary course of business consistent with past practice or as disclosed in Schedule 2.1(m) and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

     (n) Contracts.
     --------------
     All written or oral contracts, agreements, loan agreements, leases, mortgages or commitments ("Contracts"), excluding Contracts involving payments of less than $10,000 over the term thereof, to which NFE is a party or may be bound and which cannot be terminated by NFE without penalty within 30 days after written notice are listed on Schedule 2.1(n). Except as described in Schedule 2.1(n) hereto, all Contracts are valid and in full force and effect on the date hereof, and NFE has not violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of NFE. True and complete copies of all Contracts, together with all amendments thereto, disclosed in
     Schedule 2.1(n) have been delivered to WYOG or made available for inspection. Schedule 2.1(n) identifies all Contracts that require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

     (o) Benefit Plans.
     ------------------
     NFE has no benefit plans for any of its employees, except a health insurance policy with standard terms and conditions.

     (p) Licenses, Permits;  Intellectual Property.
     ----------------------------------------------
     NFE owns or possesses in the operation of its business all material franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise ("Authorization"), which are necessary for it to conduct its business as now conducted. NFE is not in material default, and has not received any notice of any claim of default, with respect to any such Authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

     (q) Transactions and Affiliates.
     --------------------------------
     Except as described in Schedule 2.1(q), no director or officer of NFE or any member of his or her immediate family, is a party to any Contract or other business arrangement or relationship of any kind with NFE or any NFE Entity or, except for the ownership of not more than 1% of the stock of a WYOG having a class of securities registered pursuant to the Exchange Act, has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with NFE .

     (r) Brokerage.
     --------------
     No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of NFE.

     (s) Disclosure.
     ---------------
     No representation or warranty by NFE in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of NFE pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of NFE shall be deemed representations and warranties by NFE.

     2.2 Representations and Warranties of WYOG and the Shareholder.
     ---------------------------------------------------------------

     WYOG and the Shareholder jointly and severally represent and warrant to NFE as follows:

     (a) Organization, Standing and Power.
     -------------------------------------
     WYOG is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdiction where the failure so to qualify would not have a material adverse effect on WYOG and the WYOG Entities (as hereinafter defined) taken as a whole. Listed in Schedule 2.2(a) is a list of all subsidiaries of WYOG and partnerships, joint ventures or other entities in which WYOG has an interest as of the date of this Agreement (collectively, the "WYOG Entities"). All of these entities are duly organized, validly existing and in good standing in the jurisdiction in which they were formed. All such entities are qualified to do business in all jurisdictions in which the nature of their business or the ownership of their properties requires such qualification.

     (b) Capital  Structure.
     -----------------------
     The authorized capital stock of WYOG consists of 25,000,000 shares of Common Stock, par value $.01 per share and no shares of Preferred Stock. As of the date hereof, 890,716 shares of Common Stock were outstanding; no shares of Common Stock are held by WYOG in its treasury. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. All of the issued and outstanding shares of Common Stock were issued in compliance with all Federal and state securities laws. Except for options described in Schedule 2.2(b) hereto, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from WYOG at any time, or upon the happening of any stated event, any shares of the capital stock of WYOG, whether or not presently issued or outstanding.

     (c) Authority.
     --------------
     WYOG has all requisite power and authority to enter into and to perform its obligations under this Agreement and all agreements to which WYOG is or will be a party that will be required at the Closing (the "WYOG Ancillary Agreements"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Director of WYOG. No other corporate or shareholder proceedings on the part of WYOG are necessary to authorize the Exchange, or the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by WYOG and constitute a valid and binding obligation of WYOG enforceable in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Exchange will not be effective until the Effective Time.

     (d) Conflict with Other Agreements; Approvals.
     ----------------------------------------------
     The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Articles of Incorporation or By-laws or any organizational document of WYOG or result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WYOG or the WYOG Entities, which Violation would have a material adverse effect on WYOG or the WYOG Entities taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to WYOG or the WYOG Entities in connection with the execution and delivery of this Agreement by WYOG or the consummation by WYOG of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on WYOG or the WYOG Entities taken as a whole, except for (i) the filing of such documents with, and the obtaining of such orders from, the Securities and Exchange Commission (the "SEC"), the various state authorities, including state securities authorities, that are required in connection with the transactions contemplated by this Agreement; and (ii) the filing of Articles of Share Exchange with the Secretary of State of Colorado and Wyoming, respectively.

     (e) SEC Documents.
     ------------------
     WYOG has furnished NFE with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by WYOG with the SEC since November 6, 1995 (as such documents have since the time of their filing been amended, the "WYOG SEC Documents") and since that date, WYOG has filed with the SEC all documents required to be filed pursuant to Sections 13, 14 and 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, the WYOG SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such WYOG SEC Documents, and none of WYOG SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of WYOG included in WYOG SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, are accurate and in accordance with the books and

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

     records of WYOG, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of WYOG as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     (f) Books and Records.
     ----------------------
     WYOG has made and will make available for inspection by NFE upon reasonable request all the books of WYOG relating to the business of WYOG. Such books of WYOG have been maintained in the ordinary course of business. All documents furnished to NFE by WYOG are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

     (g) Compliance with Laws.
     -------------------------
     WYOG has and have been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

     (h) Absence of Certain Changes or Events.
     -----------------------------------------
     Except as disclosed in WYOG SEC Documents filed prior to the date of this Agreement or in the audited balance sheets of WYOG and the related statements of income, cash flows and changes in shareholders' equity as of and for the period ended February 28, 2001 (the "WYOG 2001 Financials"), true and correct copies of which have been delivered to NFE, or except as contemplated by this Agreement or except as set forth on Schedule 2.2(h), since the date of WYOG 2001 Financials, WYOG has conducted its business only in the ordinary course, and, as of the date of this Agreement, there has not been (i) any material adverse change, alone or in the aggregate, in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of WYOG; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of WYOG's capital stock.

     (i) Liabilities and Obligations.
     --------------------------------
     Except as set forth in Schedule 2.2(i) and as may have been incurred since August 31, 2001 in the ordinary course of business consistent with past practice, all of the liabilities of WYOG are listed in the WYOG SEC Reports.

     (j) Compliance With Securities Laws.
     ------------------------------------
     Since its inception, WYOG has not offered or sold any of its securities except in compliance with all applicable federal and state securities laws. Without limiting the foregoing, all shares of capital stock sold by WYOG were sold in compliance with the registration requirements of the 1933 Act or in reliance on exemptions from registration for private or limited offerings under the 1933 Act and all applicable state securities laws and in compliance with all applicable disclosure requirements under federal and state law. Attached as Schedule 2.2(j) is a true and complete list of all security holders of WYOG as of the date of this Agreement, containing the names and addresses of each security holder of record.

     (k) Litigation.
     ---------------
     Except as set forth in Schedule 2.2(k) hereof, there is no action, proceeding, claim or investigation pending against WYOG before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to WYOG, would have a material adverse effect, and no such action, proceeding, claim or investigation has been threatened. There is no reasonable basis for any shareholder or former shareholder of WYOG, or any other person, firm, corporation or entity to assert a claim against WYOG based upon: (a) ownership or rights to ownership of any shares of the WYOG's capital stock;
     (b) any rights as, or to become a holder of securities of WYOG, including any option or preemptive rights or rights to notice or to vote; or (c) any rights under any agreement among WYOG and any of its shareholders or former shareholders or option holders or former option holders.

     (l) Taxes.
     ----------
     WYOG has filed or will file within the time prescribed by law and (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with all other jurisdictions where such filing is required by law or where the failure to file would have a material adverse effect on the Company; and the Company has paid, or has made adequate provision in the Company Interim Financial Statements for the payment of all taxes, interest, penalties, assessments or deficiencies shown due and payable on, and with respect to all periods ending prior to February 28, 2001. WYOG knows of (i) no other tax returns or reports which are required to be filed which have not been so filed or where the failure to file would have a material adverse effect on WYOG and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

     (m) Contracts.
     --------------
     All written or oral contracts, agreements, loan agreements, leases, mortgages or commitments ("Contracts"), excluding Contracts involving payments of less than $10,000 over the term thereof, to which Company is a party or may be bound and which cannot be terminated by Company without penalty within 30 days after written notice are listed on Schedule 2.2(m). Except as described in Schedule 2.2(m) hereto, all Contracts are valid and in full force and effect on the date hereof, and Company has not violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Company. True and complete copies of all Contracts, together with all amendments thereto, disclosed in Schedule 2.2(m) have been delivered to NFE or made available for inspection. Schedule 2.2(m) identifies all Contracts that require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

     (n)  Environmental  Matters.
     ----------------------------
     Except as set forth on Schedule 2.2(n), the Company is in compliance with all environmental laws and has no knowledge of any existing or potential claim.

     (o) No Misrepresentations or Omissions.
     ---------------------------------------
     No representation or warranty by WYOG in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of WYOG pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of WYOG shall be deemed representations and warranties by WYOG.

     (p) Brokers.
     ------------
     No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of WYOG.

                                   ARTICLE III
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     3.1 Covenants of NFE and WYOG.
     ------------------------------
     During the period from the date of this Agreement and continuing until the Effective Time, NFE and WYOG each agree as to itself and its related entities and subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

     (a) Ordinary Course.
     --------------------
     Each party and their respective entities and subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

     (b) Dividends; Changes in Stock.
     --------------------------------
     No party shall, nor shall any party permit any of its subsidiaries to, nor shall any party propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

     (c) Issuance of Securities.
     ---------------------------
     No party shall, nor shall any party permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities except the shares that are to be issued for the proposed financing for this exchange; provided that WYOG shall issue new equity securities in an effort to raise the financing discussed in section 5.2(h).

     (d)  Governing  Documents.
     --------------------------
     No party shall amend or propose to amend its Certificate of Incorporation or By-laws.

     (e) No Solicitations.
     ---------------------
     No party shall, nor shall any party permit any of its related entities or subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its related entities or subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to or endorse any takeover proposal. Each party shall promptly advise the other orally and in writing of any such inquiries or proposals. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a Exchange, consolidation or other business combination involving a party hereto or any related entity or subsidiary of such party or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such party or related entity or any of its subsidiaries other than the transactions contemplated by this Agreement.

     (f) No Acquisitions.
     --------------------
     No party shall, nor shall any party permit any of its related entities or subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such party and related entities and its subsidiaries taken as a whole, except for the transactions that are proposed as a part of this exchange.

     (g) No Dispositions.
     --------------------
     Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall, nor shall any party permit any of its related entities or subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party, its related entities and its subsidiaries taken as a whole.

     (h) Indebtedness.
     -----------------
     No party shall, nor shall any party permit any of its related entities or subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or related entities or any of its subsidiaries or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

     (i) Compensation.
     -----------------
     No party shall grant any increase in the salary or other compensation of its officers or other employees or grant any bonus to any officer or other employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other employee of such party.

     (j) No New Severance.
     ---------------------
     No party shall take any action to institute any new severance or termination pay practices with respect to any directors or officers or other employees of such party or to increase the benefits payable under its severance or termination pay practices.

     (k) Benefit Plans.
     ------------------
     No party shall adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors or officers or other employees except as otherwise contemplated by this Agreement.

     3.2 Other Actions.
     ------------------
     No party shall, nor shall any party permit any of its related entities subsidiaries to, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

     3.3 Advice of Changes; Filings.
     -------------------------------
     Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party and its related entities and subsidiaries taken as a whole. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any State or Federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.


                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     4.1 Shareholder Approval of NFE.
     --------------------------------
     The Board of Directors of NFE agree to submit the proposed Exchange to the Shareholders of NFE for approval as quickly as practical in accordance with the provisions of the Colorado Act, and to recommend to the shareholders the approval of the Exchange.

     4.2 Restricted WYOG Shares.
     ---------------------------
     (a) The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to an exemption from such registration requirements based upon representations and warranties made by the shareholders of NFE. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and applicable state securities laws and shareholders will not be able to transfer such Exchange Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect.

     4.3 Access to Information.
     --------------------------
     Upon reasonable notice, WYOG and NFE shall each afford to the officers, employees, accountants, counsel and other representatives of the other and NFE, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of WYOG and NFE shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

     4.4 Legal Conditions to Exchange.
     ---------------------------------
     WYOG and NFE will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their related entities or subsidiaries in connection with the Exchange. Each party will, and will cause its related entities or subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by WYOG or NFE or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

     4.5 WYOG Board of Directors and Officers.
     -----------------------------------------
     All of the officers and directors of WYOG shall resign as of the Closing Date, except Jack Bradley, who shall then appoint Raymond E. McElhaney and Bill
M. Conrad to the Board of Directors.

     4.6 Expenses.
     -------------
     All costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, shall be paid by the party incurring such expense.

     4.7 Subsequent SEC Filings.
     ---------------------------
     After the Closing Date, the following documents shall be filed by WYOG with the SEC and/or the National Association of Securities Dealers, Inc.:

     (a) Within the time required by the Rules of the Commission, file a current report on Form 8-K containing the information required in such rules of form;

     (b) Within seventy-five (75) days following the Closing Date, WYOG shall file under cover of Form 8-K, audited financial statements of NFE, proforma financial information and other disclosures as required by Form 8-K of the Exchange Act and Regulation S-B of the 1933 Act;

     (c) WYOG shall cause to be filed such other reports as may be required to be filed with the SEC or the Nasdaq Stock Market by Sections 13 or 15(d) of the Exchange Act or necessary to maintain listing of the Common Stock on the Bulletin Board.

     4.8 Indemnification by Shareholder.
     -----------------------------------
     Shareholder agrees to execute and be bound by the terms and conditions of the Indemnification Agreement attached hereto as Annex 1 to this Agreement in order to indemnify NFE and WYOG from certain liabilities incurred by either party in connection with the litigation presently pending against WYOG in the Moffat County District Court and commenced by Phillips Petroleum Company.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

     5.1 Conditions to Each Party's Obligation
     -----------------------------------------
     To Affect the Exchange. The respective obligation of each party to affect the Exchange shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Necessary Approvals.
     ------------------------
     All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on WYOG and its subsidiaries and related entities, taken as a whole, shall have been filed, occurred or been obtained. WYOG shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Exchange Shares and to consummate the Exchange.

     5.2 Conditions of Obligations of WYOG.
     --------------------------------------
     The obligations of WYOG to affect the Exchange are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by WYOG:

     (a) Representations and Warranties.
     -----------------------------------
     The representations and warranties of NFE set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and WYOG shall have received a certificate signed on behalf of NFE by the President of NFE to such effect.

     (b) Performance of Obligations of NFE.
     --------------------------------------
     NFE shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior the Closing Date, and WYOG shall have received a certificate signed on behalf of NFE by the President to such effect.

     (c) Opinion of Counsel for NFE.
     -------------------------------
     WYOG shall have received an opinion dated the Closing Date of Overton, Babiarz & Associates, P.C., counsel for NFE, in form and substance reasonably satisfactory to WYOG and its counsel relating to such matters as are customarily delivered in connection with an Exchange transaction, including an opinion that the Exchange has been approved by all requisite action of NFE and its shareholders in accordance with Colorado law.

     (d) Closing Documents.
     ----------------------
     WYOG shall have received such certificates and other closing documents, as counsel for WYOG shall reasonably request.

     (e) Consents.
     -------------
     NFE shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of WYOG, individually or in the aggregate, have a material adverse effect on NFE and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. NFE shall also have received the approval of its shareholders in accordance with applicable law.

     (f) Pending Litigation.
     -----------------------
     There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of WYOG, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against NFE, or any NFE Entity, the consequences of which, in the judgment of WYOG, could be materially adverse to NFE, or any NFE Entity.

     5.3 Conditions of Obligations of NFE.
     -------------------------------------
     The obligation of NFE to effect the Exchange is subject to the satisfaction of the following conditions unless waived by NFE:

     (a) Representations and Warranties.
     -----------------------------------
     The representations and warranties of WYOG set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, NFE shall have received a certificate signed on behalf of WYOG by the Chief Executive Officer to such effect.

     (b) Performance of Obligations of WYOG.
     ---------------------------------------
     WYOG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NFE shall have received a certificate signed on behalf of WYOG by the Chief Executive Officer to such effect.

     (c) Opinion of Counsel for WYOG.
     --------------------------------
     NFE shall have received an opinion dated the Closing Date of Fleming & O'Neill, P.C., counsel for WYOG, in form and substance reasonably satisfactory to NFE and its counsel relating to such matters as are customarily delivered in connection with an Exchange transaction.

     (d) Business Review.
     --------------------
     NFE shall have completed to its reasonable satisfaction a review of the business operations, finances, assets and liabilities of WYOG and shall not have determined that any of the representations or warranties of WYOG contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that WYOG is in violation of any term of this Agreement.

     (e) Closing Documents.
     ----------------------
     NFE shall have received such certificates and other closing documents, as counsel for NFE shall reasonably request.

     (f)  Consents.
     --------------
     WYOG shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of NFE, individually or in the aggregate, have a material adverse effect on WYOG and its subsidiaries and related entities, taken as a whole upon the consummation of the transactions contemplated hereby.

     (g) Pending Litigation.
     -----------------------
     There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of NFE, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against WYOG or any WYOG Entity, the consequences of which, in the judgment of NFE, could be materially adverse to WYOG or any WYOG Entity.

     (h) No Convertible Securities Outstanding.
     ------------------------------------------
     WYOG shall have secured the cancellation, on terms and conditions reasonably satisfactory to NFE, of all outstanding stock purchase warrants, and except as listed in Schedule 2.2(b), no options, rights, convertible securities or other instruments exercisable for equity securities of WYOG shall be outstanding.

     (i)  Resignation  of  Directors.
     --------------------------------
     Each director of WYOG except Jack Bradley shall have delivered his written resignation as a director of WYOG effective as of the Closing Date of the Exchange in accordance with Section 4.5.


                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 Indemnification Obligations of the Shareholder.
     ---------------------------------------------------
     In addition to his obligations under Section 4.8, from and after the Effective Time, the Shareholder shall reimburse, indemnify and hold harmless WYOG and NFE and their directors, officers, shareholders, employees, representatives and agents (each such person and its or his heirs, executors, administrators, successors and assigns is referred to herein as "NFE Indemnified Party") against and in respect of:

     (a) Any accrued or absolute liability of or claim against the Company (other than for taxes) existing at the date hereof that is in excess of the actual aggregate liability of the Company for the sum of the liabilities listed on Schedule [ ] and those reflected in the most recent balance sheet in schedule [ ];

     (b) Any and all damages, loss, deficiency, costs or expenses resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Stockholder under this Agreement (other than one included in (a) above) or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to Companies pursuant to the terms of this Agreement; and including in each case all costs and expenses of all actions, suits, proceedings, demands, assessments and adjustments (including specifically, but without limitation, attorneys' fees and expenses of investigation) incident to any of the foregoing.

     (c) Any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this
     Section 6.1

     6.2 Indemnification Obligations of NFE and WYOG.
     ------------------------------------------------
     From and after the Effective Time, NFE and WYOG jointly and severally shall reimburse, indemnify and hold harmless the Shareholder and his representatives and agents (each such person and its or his heirs, executors, administrators, successors and assigns is referred to herein as a " Shareholder Indemnified Party") against and in respect of:

     (a) Any and all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Shareholder Indemnified Party because of or that result from, relate to or arise out of the business, operations or assets of WYOG or NFE after the Effective Time or the actions or omissions of any officer, director, shareholder, employee or agent of WYOG or NFE after the Effective Time; and

     (b) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Shareholder Indemnified Party that relate to the business, operations or assets of WYOG or NFE in which the event giving rise thereto occurred after the Effective Time or which results from or arises out of any action or inaction after the Effective Time of WYOG or NFE or any director, officer, employee, agent, representative of WYOG or NFE after the Effective Time; provided, however, that the obligation of NFE and WYOG to indemnify the Shareholder shall not extend to the note payable to American National Bank & Trust of Casper, Wyoming, on which the Shareholder shall remain liable and agrees to assume; and

     (c) A breach of any representation or warranty by NFE or any NFE entity contained herein, which breach is discovered within 2 years of the date hereof; and

     (d) Any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this
     Section 6.2.

     6.3 Payment of Indemnification Obligations.
     -------------------------------------------
     Each party agrees to pay promptly to any other indemnified party the amount of all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses, claims and other obligations to which the indemnity set forth in
Section 6.1 or 6.2 relates. If all or part of any such obligation is not paid when due, then the indemnifying party shall also pay the indemnified party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be four percentage points in excess of the "prime rate" identified in The Wall Street Journal as the base rate on corporate loans at large U.S. money center commercial banks.

     6.4 Other Remedies.
     -------------------
     The indemnification rights of any indemnified party under this Article VI are independent of and in addition to such rights and remedies as such indemnified party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.


                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

     7.1 Termination.
     ----------------
     This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual consent of WYOG and NFE;

     (b) by either WYOG or NFE if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable;

     (c) or by either WYOG or NFE if the Exchange shall not have been consummated before February 28 , 2002.

     7.2 Effect of Termination.
     --------------------------
     In the event of termination of this Agreement by either NFE or WYOG as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except as set forth in Section 1.4; provided that no termination shall relieve a party from liability for breach of any terms of the Agreement. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     7.3 Amendment.
     --------------
     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver.
     ----------------------
     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 Survival of Representations, Warranties and Agreements.
     -----------------------------------------------------------
     All of the representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of two years, except for those Sections which will have been completed by the Closing.

     8.2 Notices.
     ------------
     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to WYOG, to

                   Wyoming Oil & Minerals, Inc.
                   330 S. Center St., Suite 419
                   Casper, WY 82602
                   Attention : Michael Herman, Chairman and CEO

                   Facsimile No.:

           with a copy to

                   Fleming & O'Neill
                   268 Summer Street, 3rd Floor
                   Boston, MA 02210
                   Attention:  Julie K. O'Neill, Esq.
                   (617) 350-7770 (tel)

           and

     (b) if to NFE, to

                   New Frontier Energy, Inc.
                   5525 Erindale Dr., Suite 201
                   Colorado Springs 80918
                   Attention: Jubal S. Terry, President

                   Facsimile No.: (719) 260-8516

           with a copy to

                   Overton, Babiarz & Associates, P.C.
                   7720 East Belleview, Suite 200
                   Englewood, CO 80111
                   Attention: David Babiarz, Esq.

                   Facsimile No.: (303) 779-6006

     8.3 Interpretation.
     -------------------
     When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     8.4 Counterparts.
     -----------------
     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries.
     ---------------------------------------------------
     This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Exchange, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.6 Waiver and Severability.
     ----------------------------
     No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing.
Should any provision of this Agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

     8.7 Governing Law.
     ------------------
     This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Colorado state court or any federal court in the State of Colorado in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     8.8 No Remedy in Certain Circumstances.
     ---------------------------------------
     Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

     8.9 Publicity.
     --------------
     Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

     8.10 Assignment.
     ----------------
     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.


                                            WYOMING OIL & MINERALS, INC.


                                            By:  /s/ Michael Herman
                                               ---------------------------------
                                                  Michael Herman, Chairman
                                                  and Chief Executive Officer


                                            NEW FRONTIER ENERGY, INC.


                                            By:  /s/ Jubal S. Terry
                                                 -------------------------------
                                                 Jubal S. Terry, President


                                            SHAREHOLDER:

                                            /s/ Michael Herman
                                            ------------------------------------
                                            Michael Herman

                                LIST OF SCHEDULES

Schedule 2.1(b)     Options,  warrants,  calls,  agreements  or other  rights to
---------------     purchase or otherwise acquire shares of the capital stock of
                    NFE, whether or not presently issued or outstanding.

Schedule 2.1(e)     List of conflicts with other agreements.
---------------


Schedule 2.1(i)     List  of  material   adverse   changes  or   declaration  of
---------------     dividends.


Schedule 2.1(m)     Properties,  interests,  and assets disposed of by NFE since
---------------     October 31, 2001.

Schedule 2.1(n) Contracts involving payments of more than $10,000 over the --------------- term thereof, to which NFE is a party or may be bound and which cannot be terminated by NFE without penalty within 30 days after written notice.

Schedule 2.1(q)     Director  or  officer  of NFE or  any  member  of his or her
---------------     immediate  family,  who is a party to any  Contract or other business arrangement or relationship of any kind with NFE.


Schedule 2.2(a)     List  of  subsidiaries  of  WYOG  and  partnerships,   joint
---------------     ventures or other entities in which WYOG has an interest.


Schedule 2.2(b)     Options,  warrants,  calls,  agreements  or other  rights to
---------------     purchase or otherwise acquire shares of the capital stock of
                    WYOG, whether or not presently issued or outstanding.

Schedule 2.2(h)     List  of  material   adverse   changes  or   declaration  of
---------------     dividends.

Schedule 2.2(i)     Liabilities and obligations of WYOG.
---------------

Schedule 2.2(j)     A true and complete list of all security holders of WYOG.
---------------

Schedule 2.2(m) Contracts involving payments of more than $10,000 over the --------------- term thereof, to which Company is a party or may be bound and which cannot be terminated by Company without penalty within 30 days after written notice.

Schedule 2.2(n)     The  Company's  list of  non-compliance  with  environmental
---------------     laws.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.1(b)     Options,  warrants,  calls,  agreements  or other  rights to
---------------     purchase or otherwise acquire shares of the capital stock of
                    NFE, whether or not presently issued or outstanding.


                               Options Outstanding

                                      None.



                          Warrants Outstanding 10/31/01

          Name                    Date              Terms          # Of Warrants
--------------------------      ---------      ----------------     -----------
*McKey, John                     9/14/00       3 yrs. @ $1.00           83,333
--------------------------      ---------      ----------------     -----------
*MCM Capital                     9/14/00       3 yrs. @ $1.00           16,667
  Management, Inc.
--------------------------      ---------      ----------------     -----------
**Synder, Richard, IRA           4/03/01       2 yrs. @ $1.00           10,000
--------------------------      ---------      ----------------     -----------
**Triune Foundation              3/15/01       2 yrs. @ $1.00           15,000
--------------------------      ---------      ----------------     -----------
**Taggart Consulting             7/15/01       2 yrs. @ $1.00           11,500
--------------------------      ---------      ----------------     -----------
**McKey, John                    3/14/01       2 yrs. @ $1.00           25,000
--------------------------      ---------      ----------------     -----------
**McKey, Candice                 3/14/01       2 yrs. @ $1.00           25,000
--------------------------      ---------      ----------------     -----------

Total Warrants Outstanding                                             186,500
--------------------------                                          -----------

These warrants were issued pursuant to the terms of Bridge Loans to (*) Skyline Resources, Inc. and (**) New Frontier Energy, Inc.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.1(e)     List of conflicts with other agreements.
---------------
                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.1(i)     List  of  material   adverse   changes  or   declaration  of
---------------     dividends.

                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.1(m)     Properties,  interests,  and assets disposed of by NFE since
---------------     October 31, 2001.

                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.1(n) Contracts involving payments of more than $10,000 over the --------------- term thereof, to which NFE is a party or may be bound and which cannot be terminated by NFE without penalty within 30 days after written notice.

                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.1(q)     Director  or  officer  of NFE or  any  member  of his or her
---------------     immediate  family,  who is a party to any  Contract or other business arrangement or relationship of any kind with NFE.

                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.2(a)     List  of  subsidiaries  of  WYOG  and  partnerships,   joint
---------------     ventures or other entities in which WYOG has an interest.

                    Subsidiaries - Wyoming Coal Corporation

                    Partnership - None.

                    Joint Ventures - None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.2(b)     Options,  warrants,  calls,  agreements  or other  rights to
---------------     purchase or otherwise acquire shares of the capital stock of
                    WYOG, whether or not presently issued or outstanding.


                               Options Outstanding

                  Name                    Terms           # Of Warrants
       --------------------------     ---------------     -------------
       *Herman, Micheal               2 yrs. @ $1.00           173,000
       --------------------------     ---------------     -------------
       *Herman, Michael               3 yrs. @ $1.00           350,000
       --------------------------     ---------------     -------------
       *Herman, Michael               3 yrs. @ $1.00           300,000
       --------------------------     ---------------     -------------
         Bradley, Jack                10 yrs. @ $1.00           15,000
       --------------------------     ---------------     -------------
       Total Warrants Outstanding                              838,000
       --------------------------                         -------------

      *All of Mr. Herman options will be cancelled at the closing of the merger.




                              Warrants Outstanding

                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.2(h)     List  of  material   adverse   changes  or   declaration  of
---------------     dividends.

                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.2(i)     Liabilities and obligations of WYOG.
---------------

                                 As of 11/30/01

                    Notes Payable     $665,375

                    Accounts Payable  $166,829

                    Obligations to various regulatory agencies and mineral owners to produce, save and market the producible oil and gas

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.2(j)     A true and complete list of all security holders of WYOG.
---------------

                              Intentionally omitted

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.2(m) Contracts involving payments of more than $10,000 over the --------------- term thereof, to which Company is a party or may be bound and which cannot be terminated by Company without penalty within 30 days after written notice.

                                      None.

                Agreement for Exchange and Plan of Reorganization
                  by and between New Frontier Energy, Inc. and
              Wyoming Oil & Minerals, Inc., dated January 11, 2002


Schedule 2.2(n)     The  Company's  list of  non-compliance  with  environmental
---------------     laws.


                    None except for the periodic testing of shut-in oil wells in Mush Creek Field, Weston County, Wyoming. At the present time two wells in Wade Hill Unit need to be plugged in 2002.

                                     ANNEX 1

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (the Agreement") by and between New Frontier Energy, Inc. ("New Frontier"), Wyoming Oil and Minerals, Inc. ("WYOG") (collectively, New Frontier and WYOG are referred to as the "Companies"), and Michael Herman ("Herman") is effective as of the 15th day of January, 2002.

                                    RECITALS

     WHEREAS, the Companies have entered into an agreement for share exchange and plan of reorganization (the "Share Exchange") whereby, subject to shareholder approval, WYOG shall exchange its common stock for all of the outstanding stock of New Frontier, and New Frontier shall become a wholly owned subsidiary of WYOG ; and

     WHEREAS, WYOG is a defendant in Case No. 01 CV 66 filed by Phillips Petroleum Company ("Phillips") in Moffat County, District Court (the "Proceeding") alleging a default on payments of working interest costs, which payments (the "Payments') were contractually assumed by Slaterdome Gas, Inc. ("Slaterdome") in an agreement for the purchase and sale of assets dated June 21, 2001 (the "Asset Purchase Agreement"). Under Slaterdome's purchase agreement with WYOG, Slaterdome was required to make payments to Phillips to fulfill WYOG's obligations for its outstanding costs under an Operating Agreement with Phillips, and Slaterdome has defaulted on making final payments to Phillips; and

     WHEREAS, New Frontier has advised WYOG that it would not proceed with the Share Exchange unless Herman agreed to indemnify it against certain liabilities associated with the Proceeding; and

     WHEREAS, Herman, who is the principal shareholder of WYOG and would therefore benefit from the Share Exchange, agrees to indemnify the Companies for all costs, expenses and legal fees incurred in connection with the Proceeding except the costs and expenses of paying any amount of any judgment against WYOG or any amount payable by WYOG to the other parties currently or in the future involved in the Proceeding pursuant to any settlement arrangement.

     NOW  THEREFORE,  in order to induce  New  Frontier  to enter into the Share
Exchange with WYOG, and in consideration for such Share Exchange and other valuable consideration, Herman hereby agrees to indemnify the Companies as follows:

     1. Indemnity.
     -------------
     Herman will indemnify the Companies, their successors or assigns, for any Expenses (as defined below) which the Companies are or become legally obligated to pay in connection with the Proceeding. As used in this Agreement, the term "Proceeding" includes the Proceeding itself, as well as any other claim, action, suit or proceeding arising from or related to the Proceeding in which either New Frontier or WYOG is a party as plaintiff or defendant, claimant or respondent, or otherwise, whether brought by or in the right of Phillips or the Companies and whether of a civil, criminal, administrative or investigative nature, including any action against Slaterdome or Robert Salna ("Salna") to collect or enforce the obligation of those entities arising from the Asset Purchase Agreement.

     2. Expenses.
     ------------
     As used in this Agreement, the term "Expenses" includes all costs, expenses, actual attorneys' fees and disbursements (including expert witness fees) and costs of attachment or similar bonds, incurred by the Companies in connection with investigating, defending, prosecuting, being a witness or participating in the Proceeding, and any expenses of establishing a right to indemnification under this Agreement. "Expenses" does not include, however, any amounts paid or payable by WYOG as part or all of a judgment against WYOG in the Proceeding nor as part or all of any settlement amount paid or payable by WYOG to any other parties to the Proceeding, currently or in the future, or their assigns. The intention of this Agreement is that Herman shall pay the costs of defending WYOG in the Proceeding, such as the amounts charged by attorneys to WYOG with respect to the Proceeding; but that Herman shall not be obligated to pay any amounts for which WYOG is found or agrees to be liable to any of the other parties to the Proceeding by way of judgment or settlement.

     3. Enforcement.
     ---------------
     If a claim or request under this Agreement is not paid by Herman, or on his behalf, within thirty days after a written claim or request has been made by New Frontier or WYOG, either entity may at any time thereafter bring suit against Herman to recover the unpaid amount of the claim or request and if successful in whole or in part, the Companies shall be entitled to also be paid the attorneys fees, costs and expenses of prosecuting such suit.

     4. Subrogation.
     ---------------
     In the event of payment under this Agreement, Herman shall be subrogated to the extent of such payment to all of the rights of recovery of the Companies, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Herman effectively to bring suit to enforce such rights.

     5. Exclusions.
     --------------
     Herman shall not be liable under the Agreement to make any payment in connection with any claim made against the Companies to the extent that the Companies are actually paid by Slaterdome or any other source for costs and expenses resulting from the Proceeding.

     6. Indemnification of Expenses of Successful Party.
     ---------------------------------------------------
     Notwithstanding any other provision of this Agreement, to the extent that the Companies have been successful on the merits or otherwise in defense of the Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, the Companies shall be indemnified against any and all Expenses incurred in connection therewith.

     7. Representations of Herman.
     -----------------------------
     In order to induce New Frontier to enter into this Agreement and proceed with the Share Exchange, Herman represents that, to the best of Herman's knowledge, the obligations of Slaterdome and Salna to make the Payments as set forth in the Asset Purchase Agreement are in full force and effect, have not been altered, repealed, waived or negated in any manner and that, to the best of Herman's knowledge, Slaterdome has no defenses to making those payments.

     8. Advance of Expenses.
     -----------------------
     Expenses reasonably and necessarily incurred by the Companies in connection with the Proceeding shall be paid by Herman in advance upon request of the Companies that Herman pay such Expenses.

     9. Notice and Defense of Claim.
     -------------------------------

     a) The Companies shall give to Herman notice in writing as soon as practicable of any claim or action made against them for which indemnity will or could be sought under this Agreement; provided that the Companies need not give notice more than once as to any such claim or action. Notice to Herman shall be given at his principal office or such other address as he shall provide to the Companies in writing. In addition, the Companies shall give Herman such information and cooperation as he may reasonably require and as shall be within the Companies' power.

     b) With respect to any such claim or action: Herman will be entitled to participate therein at his own expense; and except as otherwise provided below, to the extent that he may wish, Herman will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Companies. After notice from Herman to Companies, given within a reasonable time, of his election so to assume the defense thereof, Herman will not be liable to Companies under this Agreement for any legal or other expenses subsequently incurred by Companies in connection with the defense of such claim or action except as otherwise provided below. Companies shall have the right to employ their own counsel in such claim or action but the fees and expenses of such counsel incurred after notice from Herman of his assumption of the defense thereof shall be at the expense of the Companies unless (i) the employment of counsel by Companies has been authorized by Herman, or (ii) Companies shall have obtained the written opinion of reputable counsel with expertise in such matters that there may be one or more defenses available to Companies that could reasonably be expected to result in a conflict of interest between Herman and Companies in the conduct of the defense of such action, in each of which cases the actual fees and expenses of Companies' counsel shall be at the expense of Herman. Herman shall not be entitled to assume the defense of any claim or action brought by or on behalf of Herman or that is the subject of the opinion provided by Companies under clause
(ii) above.

     c) In the event Herman does not assume the defense of any such claim or action, Companies and Herman shall cooperate in the defense of such action such that all decisions are mutually agreed upon, and Companies shall not make any material decisions with regard to any such claim or action without the previous consent of Herman, which shall not be unreasonably withheld.

     10. Counterparts.
     -----------------
     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

     11. Governing Law.
     ------------------
     This Agreement shall be governed by and construed in accordance with Colorado law without giving effect to the principles of conflicts of laws.

     12. Amendments; Waivers.
     ------------------------
     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     13. Binding Effect.
     -------------------
     This Agreement shall be binding upon and inure to the benefit of and be enforceable by both of the parties hereto and their respective successors, assignees (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of any party), heirs, executors personal and legal representatives.

     14. Severability.
     -----------------
     If any provision of this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, the validity and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired and shall remain enforceable to the full extent permitted by law.

     15. Notices.
     ------------
     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (by express courier or otherwise), by telecopier or three days after being deposited in the United States mail, certified mail, return receipt requested, first class postage prepaid, as follows:

If to Herman:              P.O. Box 60446
                           Colorado Springs, CO 80960

If to Companies:           New Frontier Energy, Inc.
                           5525 Erindale Drive, Suite 201
                           Colorado Springs, CO 80918

                           Wyoming Oil and Minerals, Inc.
                           330 S. Center, Suite 419
                           Casper, WY 82601

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                           COMPANIES:

                                           NEW FRONTIER ENERGY, INC.

                                           By: /s/ Jubal S. Terry
                                               ----------------------------
                                               Jubal S. Terry, President

                                           WYOMING OIL AND MINERALS, INC.


                                           By: /s/ Michael Herman
                                               ----------------------------
                                               Michael Herman, Chairman
                                               and Chief Executive Officer

                                           HERMAN:


                                               /s/ Michael Herman
                                               ----------------------------
                                               Michael Herman, individually
                                        5